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Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. §1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

        In accordance with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Michael R. Boyce, Chief Executive Officer and President of PQ Corporation (the "Registrant") and James P. Cox, Vice President, Treasurer and Chief Financial Officer of the Registrant, each hereby certifies that, to the best of his knowledge:

  1.
  the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2007, to which this Certification is attached as Exhibit 32.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended;

  2.
  The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Registrant at the end of the period covered by the Periodic Report and results of operations of the Registrant for the periods covered by the Periodic Report.

Date: May 14, 2007

By:	/s/ MICHAEL R. BOYCE Michael R. Boyce Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)
By:	/s/ JAMES P. COX James P. Cox Chief Financial Officer, Treasurer and Vice President (Principal Financial Officer)

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CERTIFICATION PURSUANT TO 18 U.S.C. §1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002